Exhibit 10.3

February 19, 2026

CONFIDENTIAL
Wheeler Real Estate Investment Trust, Inc. 2529 Virginia Beach Boulevard
Virginia Beach, VA 23452 Attention: Chief Executive Officer

    Re:     Participation Rights and Expense Reimbursement Letter Agreement
Ladies and Gentlemen:
Reference is made to those certain Amended and Restated Common Stock Purchase Warrants by and between each of (i) Magnetar Structured Credit Fund LP, (ii) Magnetar Longhorn Fund LP, (iii) Magnetar Lake Credit Fund LLC, (iv) Purpose Alternative Credit Fund - F LLC, and (v) Purpose Alternative Credit Fund - T LLC (collectively, the “Magnetar Investors”), on the one hand, and Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), on the other hand, each dated as of the date hereof (the “Effective Date”) (as amended, restated, supplemented or otherwise modified from time to time, the “Warrants”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Warrants.
1.Grant of Participation Rights.
(a)During the Participation Rights Period (as defined below), if the Board of Directors (each, a “Board”) of the Company or any of its subsidiaries (other than Cedar Realty Trust, Inc. (“Cedar”) or any of Cedar’s subsidiaries) (each, an “Issuer”) authorizes (i) a borrowing or incurrence by an Issuer of any Covered Indebtedness (as defined below), or (ii) an issuance and sale by an Issuer of any Covered Securities (as defined below) (Covered Indebtedness and Covered Securities are collectively referred to herein as the “Offered Instruments”, and any such transaction authorized by the Board, a “Transaction”), then the Issuer shall offer the Magnetar Investors the opportunity to lend or otherwise provide, in the case of Covered Indebtedness, and/or to purchase or otherwise acquire, in the case of Covered Securities, an aggregate of up to 12% of such Offered Instruments (the “Magnetar Portion”). The Magnetar Investors shall be entitled to apportion the

Magnetar Portion in such proportions as they deem appropriate among themselves. If the Company is not the Issuer, then the Company will cause the Issuer to comply with the Company’s obligations in this Section 1.
(b)Promptly following the Board’s authorization of a Transaction and in any event prior to the Issuer closing on the Transaction, the Issuer shall give written notice (the “Offer Notice”) to the Magnetar Investors stating (i) the number or the aggregate principal amount of the Offered Instruments to be offered by the Issuer, (ii) the aggregate number or the aggregate principal amount of the Offered Instruments that the Magnetar Investors are eligible to lend or otherwise provide, or to purchase or otherwise acquire, pursuant to Section 1(a), and (iii) the purchase price, if applicable, and other material terms upon which the Issuer will borrow or incur such Covered Indebtedness or will issue and sell such Covered Securities (including all documentation relating thereto to which a Magnetar Investor or any other lender or provider, or purchaser or other acquiror, thereof will become party).
(c)During the ten (10) day period commencing on the date the Magnetar Investors receive the Offer Notice, the Magnetar Investors shall have the right, pursuant to an irrevocable written exercise notice delivered to the Issuer (the “Exercise Notice”), to elect to (i) lend or otherwise provide, in the case of Covered Indebtedness, or (ii) purchase or otherwise acquire, in the case of Covered Securities, at the purchase price or with respect to the aggregate principal amount and on the other terms specified in the Offer Notice, up to (in the aggregate for all Magnetar Investors so electing) the Magnetar Portion of such Covered Indebtedness or Covered Securities. If the Magnetar Investors do not elect to so participate in any Transaction, including by failing to timely deliver an Exercise Notice, or the Magnetar Investors do not fully subscribe for the Magnetar Portion, then the Issuer shall have the right to offer the unsubscribed Magnetar Portion to any other third party. For the avoidance of doubt, an Exercise Notice may only be delivered during the Participation Rights Period.
(d)The closing of any transaction with a Magnetar Investor pursuant to this Section 1 (the “Magnetar Investor Closing”) shall occur concurrently with any closing of the Transaction. The applicable Magnetar Investor(s) shall take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order to consummate expeditiously the Magnetar Investor Closing, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise reasonably cooperating with the Issuer and other parties to the Transaction.
(e)If the Magnetar Investors do not elect to so participate in any Transaction pursuant to this Section 1, including by failing to deliver an Exercise Notice within the period specified in Section 1(c), then the Issuer shall be entitled, during the one hundred twenty (120)-day period following the expiration of the ten (10)-day period provided in Section 1(c) hereof, to consummate a Transaction without participation by the Magnetar Investors upon substantially the same terms as those specified in the Offer Notice. If the Issuer does not consummate a Transaction during such one hundred twenty (120)-day period in accordance with the immediately foregoing sentence, then the rights of the Magnetar Investors provided in this Section 1 shall be deemed to be revived, and such Transaction shall not be consummated unless the Offered Instruments are reoffered to the Magnetar Investors in accordance with this Section 1.
(f)For purposes of this letter agreement:
i.“10% Shareholder” means any Person who together with its affiliates beneficially owns shares of Common Stock constituting at least ten percent (10%) of the outstanding Common Stock, calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.
ii.“Common Stock” means the Company’s common stock, $0.01 par value per share.
iii.“Covered Indebtedness” means debt obligations of the Issuer for borrowed money as evidenced by credit agreements, bonds, indentures, debentures, notes or other similar instruments; provided, however, that “Covered Indebtedness” shall not include: any (1) mortgages for the purchase or refinancing of real property; (2) debt instruments issued as an interest payment, dividend or other distribution on account of any security of the Issuer or in connection with any recapitalization, reorganization, exchange or reclassification or similar transaction of the Issuer; (3) seller financing or deferred purchase price in connection with any acquisition transaction where the Issuer is the acquiror; (4) trade payables and other payables incurred in the ordinary course of business; (5) contingent obligations incurred in the ordinary course of business; (6) debt instruments issued through a customary syndication process or similar process for broadly marketed placement of debt; and (7) debt instruments issued to a third party as acquisition consideration in any business combination or acquisition transaction involving the Issuer as the acquiror or in any joint venture or strategic partnership, and in the case of each of the preceding clauses (1) through (7), where no lender is a 10% Shareholder or affiliated with a 10% Shareholder.
iv.“Covered Securities” means any equity securities of the Issuer, as well as rights, options and warrants to purchase such equity securities, and securities and instruments of any type whatsoever that are, or may become, convertible, exchangeable or exercisable for such equity securities; provided, however, that “Covered Securities” shall not include: (1) equity securities issued as a result of the exercise of the Warrants; (2) equity securities issued as a result of the conversion, redemption or exchange of outstanding securities of the Issuer, Cedar or a third party; (3) Common Stock (and options exercisable therefor) issued to the Company’s or its subsidiaries’ employees, officers, directors, consultants, or advisors (regardless of whether in such capacity on the date of exercise) under bona fide employee benefit plans, incentive plans, or stock option plans adopted by the Board; (4) equity securities issued to a third party as acquisition consideration in any business combination or acquisition transaction involving the Issuer as the acquiror or in any joint venture or strategic partnership, in each case, that shall have been approved by the Board; and (5) equity securities issued by the Issuer as an interest payment, dividend or other distribution on account of any security of the Issuer or in connection with any stock split, combination or subdivision of the Company’s shares or a recapitalization, reorganization, exchange or reclassification or similar transaction of the Issuer.
v.“Participation Rights Period” means the period commencing on the Effective Date and continuing until the date on which the Magnetar Investors (taken collectively) no longer beneficially own shares of Common Stock constituting at least five percent (5%) of the outstanding Common Stock. For purposes of calculating the such percentage, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.
vi.“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or governmental authority.
2.Expense Reimbursement. Within fifteen (15) days of the Effective Date, the Company shall pay the Magnetar Investors an amount equal to $450,000.00 as an expense reimbursement. This expense reimbursement shall represent the total amount that the Company shall pay to the Magnetar Investors by way of reimbursement for all their out-of-pocket costs and expenses incurred, or to be incurred, in connection with the prior dispute among the Magnetar Investors and the Company relating to the adjustment terms of the originally issued Warrants as well as this letter agreement, the Warrants (as they are being amended and restated on the Effective Date) and the Amended and Restated Registration Rights Agreement that the Company and the Magnetar Investors are entering into on the Effective Date; provided, however, that the foregoing expense reimbursement shall not limit any damages or other remedies available to the Magnetar Investors for a breach of (a) this letter agreement, (b) the Warrants (as they are being amended and restated on the Effective Date), or (c) the Amended and Restated Registration Rights Agreement.

3.Expiration of Participation Rights.
(a)The Magnetar Investors shall promptly give written notice to the Company following the Magnetar Investors (taken collectively) no longer beneficially owning shares of Common Stock constituting at least five percent (5%) of the outstanding Common Stock, which notice may be satisfied by the filing of a Schedule 13G with the Securities and Exchange Commission.
(b)Upon the expiration of the Participation Rights Period, assuming payment in full of the amount set forth in Section 2 (Expense Reimbursement) has been made prior to such date, this letter agreement shall automatically expire and be of no further force or effect.
4.Miscellaneous.
(a)This letter agreement shall be construed under and governed by the laws of the State of New York applicable to contracts made and to be performed in the State of New York, without regard to conflicts of laws principles that would cause the laws of a jurisdiction other than the State of New York to apply. To the fullest extent permitted by applicable law, each party hereby irrevocably submits to the exclusive jurisdiction of any New York State court or federal court sitting in the County of New York and the Borough of Manhattan in respect of any claim, suit, action or proceeding arising out of or relating to the provisions of this letter agreement or any of the other transactions contemplated hereby and irrevocably agrees that all claims in respect of any such claim, suit, action or proceeding may be heard and determined in any such court and that service of process therein may be made by certified mail, postage prepaid, to such party’s address set forth in the Warrants. Each party hereby waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such claim, suit, action or proceeding brought in any such court, and any claim that any such claim, suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS LETTER AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS

AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(b).
(c)This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter agreement by facsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart. This letter agreement may not be amended or otherwise modified unless the same shall be in writing and signed by all parties hereto.
[remainder of page intentionally blank; signature pages follow]

Very truly yours,

MAGNETAR STRUCTURED CREDIT FUND, LP

By: Magnetar Financial LLC, its general partner

By: /s/ Karl Wachter
 Name: Karl Wachter
Title: General Counsel

MAGNETAR LONGHORN FUND LP

By: Magnetar Financial LLC, its investment manager

By: /s/ Karl Wachter
 Name: Karl Wachter
Title: General Counsel

PURPOSE ALTERNATIVE CREDIT FUND – F LLC

By: Magnetar Financial LLC, its investment manager

By: /s/ Karl Wachter
Name: Karl Wachter
Title: General Counsel

MAGNETAR LAKE CREDIT FUND LLC

By: Magnetar Financial LLC, its manager

By: /s/ Karl Wachter
 Name: Karl Wachter
Title: General Counsel

[Signature Page to Participation Rights and Expense Reimbursement Letter Agreement]

PURPOSE ALTERNATIVE CREDIT FUND – T LLC

By: Magnetar Financial LLC, its investment manager

By: /s/ Karl Wachter
 Name: Karl Wachter
Title: General Counsel

[Signature Page to Participation Rights and Expense Reimbursement Letter Agreement]

Accepted and agreed to as of the date first above written:
WHEELER REAL ESTATE INVESTMENT TRUST, INC.
By:     /s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: Chief Executive Officer

[Signature Page to Participation Rights and Expense Reimbursement Letter Agreement]